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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Cherokee Inc. on Form S-8 of our report dated July 8, 1997 on our audits of the financial statements and financial statement schedule of Cherokee Inc. as of May 31, 1997 and June 1, 1996 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended May 31, 1997 and June 1, 1996, and the three months ended June 3, 1995 and the nine months ended February 25, 1995, which report is included in Cherokee Inc.'s Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                              /s/ COOPERS & LYBRAND L.L.P.
                              --------------------------
                              Coopers & Lybrand L.L.P.

Los Angeles, California
April 8, 1998